Exhibit 28 (j) (1) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 25, 2025, with respect to the financial statements of Federated Hermes Total Return Bond ETF, a portfolio of the Federated Hermes ETF Trust, as of June 30, 2025, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
August 25, 2025